Registration No. ___________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
- ------------------------------

STAR BANC CORPORATION
(Exact name of registrant as specified in its charter)

         Ohio                         31-0838189
(State of Incorporation)  (I.R.S. Employer Identification No.)

     425 Walnut Street, Cincinnati, Ohio           45202
(Address of Principal Executive Offices)        (Zip Code)

STAR BANC CORPORATION AMENDED AND RESTATED 1991 STOCK INCENTIVE PLAN (Full Title of the Plan)

Jerry A. Grundhofer, 900 Star Bank Center, 425 Walnut Street,
Cincinnati, Ohio  45202
(Name and address of agent for service)

(513) 632-4000
(Telephone number, including area code, of agent for service)

Approximate Date of Commencement of proposed sales pursuant to Plan:
From time to time after the effective date of this Registration
Statement.


CALCULATION OF REGISTRATION FEE
                                                           Proposed
    Title of                        Proposed maxi-        maximum ag-
securities to be   Amount to be       mum offering     gregate offering      Amount of
   registered      registered(1)   price per share(2)      price(2)      registration fee

  Common Stock,      1,500,000           $36.875        $55,312,500.00      $19,073.28
 par value $5.00       shares

(1)	This registration statement also covers such indeterminable
number of additional shares of Common Stock of Star Banc
Corporation, as may become issuable with respect to all or any of such shares pursuant to anti-dilution provisions in the plan.

(2)	Inserted solely for purposes of computing the registration
fee and based, pursuant to Rule 457(h)(1) under the Securities
Act of 1933, as amended, upon $36.875 per share, the price at which the employee stock options may be exercised, as determined by the average of the high and low of the Common Stock on April 7, 1994, as reported on the Nasdaq National Market.

XXXBEGIN PAGE 2XXX

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

	The following documents of the registrant, Star Banc Corporation (the "Corporation"), are incorporated by reference into and made a part of this Registration Statement. In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

	(a)	The Corporation's Annual Report on Form 10-K for the year
ended December 31, 1993; and

	(b)	All other reports filed pursuant to Section 13(a) or 15(d)
of the Exchange Act, as amended, since December 31, 1993.

	(c)	The description of the class of securities to be offered
which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

Item 4.  Description of Securities.

	Not applicable.

Item 5.  Interests of Named Experts and Counsel.

	Not applicable.

Item 6.  Indemnification of Directors and Officers.

	The registrant's Articles of Incorporation and Code of Regulations require the registrant to indemnify, to the full extent permitted (or not prohibited) by the General Corporation Law of the State of Ohio, any person with respect to any civil, criminal, administrative or investigative action or proceeding instituted or threatened by reason of the fact that he is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Section 1701.13 of the General Corporation Law of the State of Ohio authorizes the indemnification of directors and officers against liability incurred by reason of being a director or officer and against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) in connection with any action seeking to establish such liability, in the case of third-party claims, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in the case of actions by or in the rights of the corporation, if the officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation provided that such officer or director shall not have been adjudged liable for negligence or misconduct, unless a court otherwise determines, or that such director shall have assented to certain payments, distributions or loans prohibited by law. Indemnification is also authorized with respect to any criminal action or proceeding where the officer or director had no reasonable cause to believe his conduct was unlawful.

XXXBEGIN PAGE 3XXX

Item 7.  Exemption from Registration Claimed.

	Not applicable.

Item 8.  Exhibits.

Exhibit
Number

23    Consent of Arthur Andersen & Co.

24    Powers of attorney

99    Form 10-K - Incorporated herein by reference

Item 9.  Undertakings.

(a)*	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are
being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by section 10(a)(3) of
the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events arising
after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

		(iii)	To include any material information with respect to the
plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

		Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

	(2)	That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)*	The undersigned registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit

XXXBEGIN PAGE 4XXX
plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)*	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
________________________
* Subparagraph references correspond to the applicable subparagraphs of Item 512 of Regulation S-K.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on April 12, 1994.



    STAR BANC CORPORATION

/s/ Jerry A. Grundhofer
By  Jerry A. Grundhofer
    Chairman of the Board and Chief
    Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities as of the 12th day of April, 1994.

Signature                     Title


/s/ Jerry A. Grundhofer       Chairman of the Board, President, Chief Executive
Jerry A. Grundhofer           Officer and Director

David M. Moffett*             Executive Vice President and Chief Financial
                              Officer

XXXBEGIN PAGE 5XXX

James R. Bridgeland, Jr.*     Director

Laurance L. Browning, Jr.*    Director

Victoria B. Buyniski*         Director

Samuel M. Cassidy*            Director

Raymond R. Clark*             Director

V. Anderson Coombe*           Director

John C. Dannemiller*          Director

J.P. Hayden, Jr.*             Director

Roger L. Howe*                Director

Thomas J. Klinedinst, Jr.*    Director

O'dell M. Owens*              Director

XXXBEGIN PAGE 6XXX

Thomas E. Petry*              Director

William C. Portman*           Director

Oliver W. Waddell*            Director

Bradley L. Warnemunde*        Director

*Pursuant to Power of Attorney

By:    /s/ Jerry A. Grundhofer
       Jerry A. Grundhofer, Attorney-in-Fact
       April 12, 1994

XXXBEGIN PAGE 7XXX

EXHIBIT INDEX

EXHIBIT NUMBER   DESCRIPTION                        PAGE NUMBER

     23          Consent of Arthur Andersen & Co.   Page 8

     24          Power of Attorney                  Page 9

     99          Form 10-K for year ended 12/31/93  Incorporated herein by
                                                    reference